Exhibit 99.2

NEWS RELEASE

Cardtronics Prices Private Offering of $250 Million of Convertible Senior Notes Due 2020

HOUSTON, Nov. 20, 2013 – Cardtronics, Inc. (NASDAQ: CATM) today announced the pricing of $250 million aggregate principal amount of convertible senior notes due 2020 (the “Convertible Notes”). The Convertible Notes were offered in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company granted an option to the initial purchasers to purchase up to an additional $37.5 million aggregate principal amount of Convertible Notes, solely to cover over-allotments. The Convertible Notes will pay interest semiannually at an annual rate of 1.00% and will be convertible into cash, shares of the Company’s common stock or a combination thereof, at the Company’s election, based on the applicable conversion rate at such time. The Convertible Notes have an initial conversion rate of 19.1022 shares of the Company’s common stock per $1,000 principal amount of the Convertible Notes (which is equal to an initial conversion price of approximately $52.35 per share of the Company’s common stock), representing an initial conversion premium of approximately 25% above the closing price of $41.88 per share of the Company’s common stock on November 19, 2013. The Convertible Notes will mature on December 1, 2020, unless earlier repurchased or converted in accordance with their terms prior to such date. Prior to September 1, 2020, the Convertible Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. The Company expects to close the offering on or about November 25, 2013, subject to the satisfaction of various customary closing conditions.

In connection with the pricing of the Convertible Notes, the Company entered into privately negotiated convertible note hedge transactions with the initial purchasers or their respective affiliates (in this capacity, the “hedge counterparties”). The convertible note hedge transactions cover, subject to customary anti-dilution adjustments, the number of shares of common stock initially underlying the Convertible Notes sold in the offering. The Company also entered into separate, privately negotiated warrant transactions with the hedge counterparties relating to the same number of shares of the Company’s common stock, subject to customary anti-dilution adjustments, with an initial strike price of approximately $73.29 per share, subject to certain adjustments, which is approximately 75% higher than the closing price of the Company’s common stock on November 19, 2013. The warrants evidenced by the warrant transactions will be settled on a net-share or net-cash basis, at the Company’s option. If the initial purchasers exercise their option to purchase additional notes, the Company intends to enter into additional convertible note hedge transactions and additional warrant transactions with the hedge counterparties, which will initially cover the number of shares of the Company’s common stock that will initially underlie the additional notes sold to the initial purchasers. The convertible note hedge transactions are intended to reduce the potential dilution with respect to the Company’s common stock and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, upon any conversion of the Convertible Notes. The Company expects that to the extent the price per share of the Company’s common stock exceeds the strike price of the warrants, the warrant transactions could have a dilutive effect with respect to the Company’s common stock.

The Company estimates that it will receive net proceeds from the offering of approximately $244.1 million (or approximately $280.9 million if the initial purchasers exercise their option to purchase additional notes in full).

3250 Briarpark Drive, Suite 400, Houston, TX 77042 phone 832-308-4000 fax 832-308-4001 www.Cardtronics.com

The Company intends to use:

•	approximately $27.9 million of the net proceeds of the offering to fund the cost of entering into the convertible note hedge transactions (after such cost is partially offset by the proceeds that it receives from entering into the warrant transactions);

•	approximately $156.5 million of the net proceeds of the offering to repay outstanding borrowings under the Company’s revolving credit facility;

•	approximately $28.0 million of the net proceeds of the offering to repurchase shares of the Company’s common stock concurrently with the offering; and

•	the remainder of the net proceeds of the offering for general corporate purposes, which may include capital expenditures and working capital.

If the initial purchasers exercise their over-allotment option, the Company intends to use a portion of the net proceeds to fund the cost of entering into additional convertible note hedge transactions (which cost will be partially offset by the proceeds that it expects to receive from entering into additional warrant transactions). The Company intends to use the remainder of such net proceeds for general corporate purposes, which may include working capital and capital expenditures.

The net effect of the entirety of the above-described transactions is anticipated to result in a financing structure that features an on-going cash interest component at a fixed annual interest rate of 1.00% on the principal amount of the offering of $250 million. Additionally, upon successful completion of the above contemplated transactions, the Company expects to only issue incremental shares or settle additional cash under the Convertible Notes and warrant transactions (after giving effect to the shares and/or cash received by the Company under the convertible note hedge transactions) to the extent that the Company’s share price increases by 75% above its closing price of $41.88.

The Company has been advised that, in connection with establishing their initial hedge positions with respect to the convertible note hedge transactions and the warrant transactions, the hedge counterparties and/or their affiliates (i) may enter into various cash-settled over-the-counter derivative transactions with respect to the Company’s common stock concurrently with, or shortly following, the pricing of the Convertible Notes and (ii) may unwind these cash-settled over-the-counter derivative transactions and purchase shares of the Company’s common stock in open market transactions shortly following, and/or purchase shares of the Company’s common stock shortly following, the pricing of the Convertible Notes. These activities could have the effect of increasing, or preventing a decline in, the market price of the Company’s common stock concurrently with, or shortly following, the pricing of the Convertible Notes. The effect, if any, of these activities, including the direction or magnitude, on the market price of the Company’s common stock will depend on a variety of factors, including market conditions, and cannot be ascertained at this time. In addition, the Company expects that the hedge counterparties and/or their affiliates will modify their hedge positions with respect to the convertible note hedge transactions and the warrant transactions from time to time after the pricing of the Convertible Notes, and are likely to do so during any observation period, by purchasing and/or selling shares of the Company’s common stock and/or the Convertible Notes in privately-negotiated transactions and/or open market transactions or by entering into and/or unwinding various over-the-counter derivative transactions with respect to the Company’s common stock. The effect, if any, of these activities on the market price of the Company’s common stock or the trading price of the Convertible Notes will depend on a variety of factors, including market conditions, and cannot be ascertained at this time. Any of these activities could, however, adversely affect the market price of the Company’s common stock and, consequently, the value of the consideration received upon conversion of the Convertible Notes, the trading price of the Convertible Notes and/or the ability of holders of Convertible Notes to convert their Convertible Notes. In addition, any repurchases by the Company of its common stock from purchasers of the notes could increase, or avoid a decrease in, the market price of the Company’s common stock after the pricing of the notes

3250 Briarpark Drive, Suite 400, Houston, TX 77042 phone 832-308-4000 fax 832-308-4001 www.Cardtronics.com

This press release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or any shares of common stock issuable upon conversion of the Convertible Notes, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

The Convertible Notes and any common stock issuable upon conversion of the Convertible Notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release are forward-looking and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are based upon Cardtronics’ current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the proposed offering of the Convertible Notes, that address activities that Cardtronics plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future capital expenditures and future financial or operating results, are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in operating risks, liquidity risks, legislative developments and other risk factors and known trends and uncertainties as described in Cardtronics’ Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 as filed with the SEC. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Cardtronics’ actual results and plans could differ materially from those expressed in the forward-looking statements. Cardtronics undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact Information:

Media Relations Nick Pappathopoulos Director – Public Relations 832-308-4396 npappathopoulos@cardtronics.com	Investor Relations Chris Brewster Chief Financial Officer 832-308-4128 cbrewster@cardtronics.com

Cardtronics is a registered trademark of Cardtronics, Inc.

All other trademarks are the property of their respective owners.

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3250 Briarpark Drive, Suite 400, Houston, TX 77042 phone 832-308-4000 fax 832-308-4001 www.Cardtronics.com